Exhibit 10.4

Amendment Deed
Asset Sale and Share Subscription Agreement and MRL Kemerton ASA
Wodgina Project

⎯
Wodgina Lithium Pty Ltd
Albemarle Wodgina Pty Ltd
Mineral Resources Limited
Albemarle Corporation
Albemarle Lithium Pty Ltd
⎯

Details

Date	November 1, 2019
Parties

Name	Wodgina Lithium Pty Ltd
ACN	611 488 932
Short form name	Seller
Notice details	1 Sleat Road, Applecross WA 6153

Name	Albemarle Wodgina Pty Ltd
ACN	630 509 303
Short form name	Buyer
Notice details	Level 3, 25 National Circuit, Forrest, ACT 2603

Name	Mineral Resources Limited
ACN	118 549 910
Short form name	Seller Guarantor
Notice details	1 Sleat Road, Applecross WA 6153

Name	Albemarle Lithium Pty Ltd
ACN	618 095 471
Short form name	Albemarle Lithium
Notice details	Level 3, 25 National Circuit, Forrest, ACT 2603
Name	Albemarle Corporation
Short form name	Buyer Guarantor
Notice details	4250 Congress Street, Suite 900, Charlotte, NC 28209

Background

A	The Seller, Buyer, Seller Guarantor and Buyer Guarantor are party to the Agreement.

B	The Seller, Buyer, Seller Guarantor, Buyer Guarantor and Albemarle lithium are party to the MRL Kemerton ASA.

C	The parties have agreed to amend the terms of the Agreement and the MRL Kemerton ASA on the terms of this deed.

Agreed terms

1.	Defined terms

1.1	Defined terms
In this deed:
Agreement means the ‘Asset Sale and Share Subscription Agreement – Wodgina Project’ between the Seller, the Buyer, the Seller Guarantor and the Buyer Guarantor dated 14 December 2018, as amended.
Execution Date means the date that the last party executes this deed.

1.2	Terms used in Agreement
Except where defined in this deed, terms defined in the Agreement, where used in this deed, have the meaning given to them in the Agreement.

1.3	Interpretation
This deed must be interpreted in accordance with the interpretation clause contained in Schedule 1 of the Agreement.

2.	Variations

2.1	Variation to Agreement
With effect on and from the Execution Date, the Agreement is amended as follows:

(a)	a new clause 9.3(c) is inserted as follows:
"Without limiting clause 9.3(b), the Buyer may register consent caveats under section 122(A)(2) of the Mining Act over the Tenements in respect of the Sale Interest pending registration of the Transfer Instruments, and the Seller consents to and will provide all assistance reasonably required to facilitate registration."

(b)	paragraph (g) of the definition of “Transaction Documents” in ‘Schedule 1 – Dictionary’ is deleted;

(c)	all references to “WLOPL” and “WLOPL Lithium Operations Pty Ltd” in the Agreement are replaced with “MARBL” and “MARBL Lithium Operations Pty Ltd” respectively.

(d)	clause 4(b) of ‘Schedule 15 – Kemerton Incomplete Infrastructure Commissioning’ is deleted;

(e)	clauses 7.2(a)(i)(C), (D) and (J) are deleted;

(f)	clause 7.2(a)(i)(E) is deleted and replaced with the following:
“all forms required to transfer all Approvals which the Buyer or MARBL will be required to hold from Completion in connection with the Sale Interest, completed and executed by the Seller”

(g)	a new clause 9.7 is inserted as follows:
“Security interests
The Seller must give the Buyer:

(a)
letters to the Department from, or on behalf of, the holders of each of the consent caveats in respect of the Tenements that are included as a Permitted Security Interest, stating that they have no objection to the transfer of the relevant Tenements to the Buyer and seeking the consent of the Warden pursuant to section 122D(1) of the Mining Act; and

(b)	a duly executed deed of release in respect of the Sale Interest from any person holding a Security Interest over the Petroleum Pipeline Licences that is included as a Permitted Security Interest, as soon as reasonably practicable after the Completion Date and in any event by 31 December 2019 (or such later date otherwise agreed by the parties, each acting reasonably).
The Seller indemnifies the Buyer from and against all Liabilities suffered or incurred by the Buyer in relation to a breach of the Seller's obligations under this clause 9.7.”

(h)	a new clause 9.8 is inserted as follows:
“No Called Sum at Completion
Notwithstanding anything to the contrary in this agreement (including, to avoid doubt, clauses 6.4, 7.2(a)(ii) and 7.3(b)), the parties acknowledge and agree that:
(a)    no Called Sum will be payable by the Buyer or the Seller at Completion; and

(b)
the Initial Mine Plan and Budget may be approved or agreed at the first meeting of the “Management Committee” (as defined in the JVA) after Completion, after which MARBL may call a Called Sum determined by the Management Committee at that first meeting to be paid by the Buyer and the Seller in accordance with the approved or agreed Initial Mine Plan and Budget (or on such date as is otherwise agreed by the parties.”

(i)	the following is inserted at the end of the table in ‘Schedule 7 – Third Party Agreements’:

Other
40.	General Services Agreement for the provision of Bulk Logistics Services between Process Minerals International Pty Ltd and Qube Bulk Pty Ltd dated 20 February 2019

;

(j)	a new clause 9.9 is inserted as follows:
“The Seller must procure that the Buyer is given reasonable access to the Records after the Completion Date at reasonable times and on reasonable notice.”

(k)	a new clause 8.5 is inserted as follows:
“On the same day that the Completion Adjustment is paid under clause 8.4, the Seller must pay the Buyer the amount of the Equipment Adjustment as a decrease to the Purchase Price in consideration of the changes that have been made to the mobile equipment listed in Schedule 8 after the Execution Date.”;

(l)	a new definition of “Equipment Adjustment” in ‘Schedule 1 – Dictionary’ is inserted as follows;
“Equipment Adjustment means the amount of AU$3,590,148.29.”;

(m)	Schedule 8 of the Agreement is deleted and replaced with a new Schedule 8 as set out in Annexure A of this deed; and

(n)	a new clause 7.4(c) is inserted as follows:
“notwithstanding anything in this agreement (including this clause 7.4) to the contrary, the Seller will give to the Buyer executed deeds releasing any PPS Security to the extent of the Sale Interest in relation to the Mobile Equipment as soon as practicable after Completion.”.

2.2	Variation to MRL Kemerton ASA
With effect on and from the Execution Date, the MRL Kemerton ASA is amended on the following basis:

(a)
clause 4.5(a) is amended by adding the words at the end of the clause “except for the Plant Services Agreement, the execution of which must be by 6 December 2019 (as or otherwise agreed by the parties, each acting reasonably)”;

(b)
the definition of “Plant Services Agreement” in ‘Schedule 1 – Dictionary’ is amended by replacing the words “at Completion” with the words “by 6 December 2019 (or as otherwise agreed by the parties, each acting reasonably)”;

(c)	a new clause 4.5(c)(i)(F) is inserted as follows:
“provide for the cost principles outlined in Schedule 1 of the Amendment Deed between (amongst others) the parties dated 1 November 2019, which principles will also apply to the extent of any inconsistency in the Kemerton Sublease or the Kemerton Access Licence”.

(d)	a new clause 4.5(c)(i)(G) is inserted as follows:
“provide for Albemarle Lithium to be able (at its cost) to upgrade the Kemerton Shared Assets for the purposes of the Kemerton Expansion Capacity and for the provision of reciprocal services to Albemarle Lithium, being substantially equivalent to those Albemarle Lithium will provide to WLOPL, to be provided to Albemarle Lithium by WLOPL (and WLPL and AWPL) in circumstances where the Plant Services Agreement is terminated so as to enable Albemarle Lithium to construct, commission and operate the Kemerton Expansion Capacity and upgrade the Kemerton Shared Assets for that purpose.”; and

(e)	clause 19.2(f)(iii) is deleted and replaced with the following:

“(iii)	the Additional Amount payable in respect of the Supplies noted in clause 19.2(f)(ii):

(A)
must be paid by the Recipient to the Supplier no later than the 19th day of the month following the end of the Tax Period in which the Supplier issues a Tax Invoice to the Recipient for each of those Supplies; and

(B)	shall be paid in Australian dollars (AUD$), converted using the exchange rate specified on the Tax Invoice issued by Albemarle Lithium to the Seller in accordance with clause 19.2(f)(ii).”

2.3	Continued force and effect of Agreement and MRL Kemerton ASA

(a)	The parties agree that the Agreement:

(i)	will be read and construed subject to this deed; and

(ii)	except as amended under clause 2.1, continues in full force and effect.

(b)	The parties agree that the MRL Kemerton ASA:

(i)	will be read and construed subject to this deed; and

(ii)	except as amended under clause 2.2, continues in full force and effect.

(c)	The parties acknowledge that:

(i)	the terms of this deed effect an amendment to:

(A)	the Agreement in accordance with the requirements of clause 27.5 of the Agreement; and

(B)	the MRL Kemerton ASA in accordance with the requirements of clause 23.6 of the MRL Kemerton ASA; and

(ii)
the amendments to the Agreement and the MRL Kemerton ASA (as applicable) in accordance with this deed result in a variation of the Agreement and the MRL Kemerton ASA (as applicable) and not a cancellation, termination or replacement of the Agreement or the MRL Kemerton ASA (as applicable).

3.	General

3.1	Counterparts
This deed may be executed in counterparts. All executed counterparts constitute one document.

3.2	Governing law and jurisdiction

(a)	This deed is governed by the law applicable in Western Australia.

(b)
Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Western Australia including, for the avoidance of doubt, the Federal Court of Australia sitting in Western Australia.

3.3	Costs
Each party is responsible for its own legal costs and fees in connection with the preparation, execution and registration of this deed.

3.4	Severability
Part or all of any provision of this deed that is illegal or unenforceable may be severed from this deed and the remaining provisions of this deed continue in force.

3.5	Amendment
This deed can only be amended, supplemented, replaced or novated by another deed signed by the parties.

Schedule 1– additional variations to MRL Kemerton ASA

No.	Cost item	Cost allocation
Service costs – same as TSA
•	Site employees	Payroll costs.
2.	Corporate services	Payroll costs plus 10%.
3.
Other expenses/liabilities incurred relating to the services (eg out of pocket expenses, travel and accommodation and holding the Kemerton Approvals / performing Kemerton Contracts (until transferred to JV))

At cost.
Albemarle will hold approvals and be party to contracts including as agent for the JV (being the Manager or the participants directly), so ALB should be indemnified for all costs of such arrangements etc (other than to the extent it relates to the ALB expansion capacity, consistent with the principles below) - this is different to the TSA where MRL are simply providing employees to carry out work.

Cost sharing - prior to the Kemerton Expansion Capacity being constructed
4.	Rent under Lease
JV to pay 100% of the rent attributable to the area of Trains 1 and 2 and the Kemerton Shared Assets.
ALB and JV to each pay 50% of the rent attributable to the area of Trains 3 - 5 (ie the Kemerton Expansion Capacity Area).
ALB proposes that the rent for the Kemerton Expansion Capacity Area should be split 50/50, on the basis that the JV will be using the area of the Kemerton Expansion Capacity and has a licence (for no consideration) to use the area under the terms of the Sublease. Further, ALB may not in fact develop the Kemerton Expansion Capacity (so the JV would continue to be able to use the area).

5.	Costs payable under the Easement (eg maintenance costs etc)	JV to pay 100% of costs.
6.	Costs of use of the Kemerton Shared Assets and other shared costs (eg payroll costs etc)	JV to pay 100% of costs.
Costs sharing - during construction of the Kemerton Expansion Capacity

No.	Cost item	Cost allocation
7.	Rent under Lease
JV to pay 100% of the rent attributable to the area of Trains 1 and 2.
ALB to pay 100% of the rent attributable to the area of Trains 3 - 5 (ie the Kemerton Expansion Capacity Area).
Rent attributable to the area of Kemerton Shared Assets will be apportioned between the JV and ALB based on the current installed or under construction processing capacity attributable to each of the JV and ALB (ie if ALB is constructing 2 trains, the costs would be split 50:50, if ALB is constructing 1 train, ALB would bear 1/3 of the costs, and the JV 2/3).
It is not possible to allocate costs based on production during the construction period, so it will be necessary to apportion based on processing capacity.

8.	Costs payable under the Easement (maintenance costs etc)	The costs will be apportioned between the JV and ALB based on the current installed or under construction processing capacity attributable to each of the JV and ALB.
9.	Costs of use of the Kemerton Shared Assets and other shared costs (eg payroll costs)
To the extent that any costs are directly attributable to the use by either the JV or ALB, the costs will be attributed based on that use.
To the extent that any costs are unable to be directly attributed to the use by either the JV or ALB, the costs will be apportioned between the JV and ALB based on the current installed or under construction processing capacity attributable to each of the JV and ALB.

Costs sharing - after the Kemerton Expansion Capacity being constructed
10.	Rent under Lease
JV to pay 100% of the rent attributable to the area of Trains 1 and 2.
ALB to pay 100% of the rent attributable to the area of Trains 3 - 5 (ie the Kemerton Expansion Capacity Area).
The rent attributable to the area of the Kemerton Shared Assets will be apportioned between the JV and ALB based on the production in a month attributable to each of the JV and ALB.

11.	Costs payable under the Easement (maintenance costs etc)	The costs will be apportioned between the JV and ALB based on the production in a month attributable to each of the JV and ALB.

No.	Cost item	Cost allocation
12.	Costs of use of the Kemerton Shared Assets and other share costs (eg payroll costs etc)
There will be a minimum monthly payment payable by each of the JV and ALB. This is proposed to be a (to be determined) percentage (eg 10%) of the total monthly costs, calculated based on each party's share of the current installed processing capacity (ie ALB costs = Total Monthly Costs x 10% x (ALB Processing Capacity/Total Processing Capacity)). As there will still be costs incurred in relation to trains that are not producing in any month, the minimum payment is designed to ensure a party covers its fair share of the relevant costs (which would not be the case if costs were attributed purely based on production in a month).
Other costs (after subtracting the minimum payments), will be calculated as follows:
•
To the extent that any costs are directly attributable to the use by either the JV or ALB, the costs will be attributed based on that use.
•    To the extent that any costs are unable to be directly attributed to the use by either the JV or ALB, the costs will be apportioned between the JV and ALB based on the production in a month attributable to each of the JV and ALB.

EXECUTED as a deed.

Executed by Wodgina Lithium Pty Ltd ACN 611 488 932 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Chris Ellison	/s/ Mark Wilson
Signature of director	Signature of ~~director/~~secretary
Chris Ellison	Mark Wilson
Name of director (print)	Name of ~~director/~~secretary (print)

Executed by Albemarle Wodgina Pty Ltd ACN 630 509 303 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Karen G. Narwold	/s/ Mathew Shane Zauner
Signature of director	Signature of director/secretary
Karen G. Narwold	Mathew Shane Zauner
Name of director (print)	Name of director/secretary (print)

Executed by Mineral Resources Limited ACN 118 549 910 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Chris Ellison	/s/ Mark Wilson
Signature of director	Signature of ~~director/~~secretary
Chris Ellison	Mark Wilson
Name of director (print)	Name of ~~director/~~secretary (print)

Executed by Albemarle Corporation in the presence of:
/s/ Brenda Mareski	/s/ Karen G. Narwold
Signature of witness	Signature of authorised signatory
Brenda Mareski	Karen G. Narwold
Name of witness (print)	Name of authorised signatory (print)

Executed by Albemarle Lithium Pty Ltd ACN 618 095 471 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Karen G. Narwold	/s/ Mathew Shane Zauner
Signature of director	Signature of director/secretary
Karen G. Narwold	Mathew Shane Zauner
Name of director (print)	Name of director/secretary (print)

Annexure A – Revised Schedule 8 of the Agreement